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                                                                   EXHIBIT 11.01

FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1999

                           CARAUSTAR INDUSTRIES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

           COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE

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
                                                            THREE MONTHS ENDED    SIX MONTHS ENDED
                                                                 JUNE 30,             JUNE 30,
                                                            -------------------   -----------------
                                                              1999       1998      1999      1998
                                                            --------   --------   -------   -------
Earnings:
  Net income available to common stock....................  $10,316    $13,331    $21,731   $26,508
                                                            -------    -------    -------   -------
Shares:
  Weighted average common shares outstanding..............   24,969     25,376     24,864    25,328
  Dilutive effect of stock options........................      117        209        134       220
                                                            -------    -------    -------   -------
  Average diluted shares outstanding and equivalents......   25,086     25,585     24,998    25,548
                                                            -------    -------    -------   -------
Basic earnings per common share:
  Net income..............................................  $  0.41    $  0.53    $  0.87   $  1.05
                                                            =======    =======    =======   =======
Diluted earnings per common share:
  Net income..............................................  $  0.41    $  0.52    $  0.87   $  1.04
                                                            =======    =======    =======   =======
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